Exhibit 99.1

Darling International Inc.

News Release
November 15, 2004

DARLING INTERNATIONAL
REPORTS SOLID THIRD QUARTER 2004 EARNINGS RESULTS

        Irving, Texas , November 15, 2004: Darling International Inc. (AMEX: DAR) today reported net income of $4.6 million, or $0.07 per share, in the third quarter of 2004, as compared to $2.7 million, or $0.04 per share, in the third quarter of 2003. The company also reported net sales of $80.2 million for the fiscal quarter ended October 2, 2004, as compared to $80.7 million for the third quarter of 2003.

         Third quarter 2004 results benefited from higher finished product prices and improved recovery of collection expenses, but were partially offset by lower raw material volumes from the cattle slaughter industry when compared to both the prior year and prior quarter. The company also realized a before tax gain of $2.8 million resulting from a settlement with past insurers.

         For the nine months ended October 2, 2004, Darling reported net income of $13.0 million, or $0.20 per share, as compared to $9.3 million, or $0.14 per share, for the nine months ended September 27, 2003. The company also reported net sales of $249.4 million, as compared to $227.9 million for the same period in 2003.

         Randall Stuewe, Chairman and Chief Executive Officer of Darling, said, "Despite the challenges posed by lower raw material volumes, higher natural gas and diesel prices and continued export restrictions on finished meat products and by-products, we are pleased that we were able to deliver a strong performance in the third quarter. We believe that our results, while positively influenced by favorable commodity prices, reflect the success of our business model, including the baseline improvements we have made in our manufacturing operations and continued account growth in our Restaurant Services segment. They also underscore our continued focus on maintaining a strong balance sheet and reducing debt."

         Darling International will host a conference call to discuss the Company's third quarter fiscal 2004 financial results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, November 16, 2004. To listen to the conference call, participants calling from within North America may dial 888-796-2701; international participants may dial 706-679-5633. Please call approximately ten minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio web cast that can be accessed on the company website at http://www.darlingii.com/investor.htm or www.fulldisclosure.com. Following its completion, a replay of the call can be accessed until November 23, 2004 by dialing 800-642-1687 or 706-645-9291 outside of North America. The access code for the replay is 1900390. The conference call will also be archived on the company's website for seven days.

         Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

        For more information, please visit http://www.darlingii.com.

{ This media release contains forward-looking statements regarding the business operations of Darling and the industry in which it operates. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "should", "estimate," continue," and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including business and economic conditions in its existing markets, that could cause actual results to differ materially from those projected in such forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company's filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

Darling International Inc.
Consolidated Operating Results
For the Periods Ended October 2, 2004 and September 27, 2003
(Dollars in thousands, except per share amounts)
(Unaudited)

                                              Three Months Ended                       Nine Months Ended
                                    ---------------------------------------    --------------------------------------
                                                                $ Change                                  $ Change
                                      Oct. 2,      Sept. 27,    Favorable       Oct. 2,     Sept. 27,     Favorable
                                        2004         2003     (Unfavorable)       2004         2003     (Unfavorable)
                                    ----------   -----------  -------------    ----------   ----------  -------------
Net sales                            $ 80,174     $ 80,723       $ (549)       $249,407       $227,910     $ 21,497
Costs and expenses:
    Cost of sales and operating
       expenses                        57,966       62,839        4,873         183,494        173,922       (9,572)
    Selling, general and
       administrative expenses          9,226        8,570         (656)         27,419         25,969       (1,450)
    Depreciation and
       amortization                     3,559        3,678          119          11,305         10,958         (347)
                                      --------     --------     --------       ---------      ---------    ---------
        Total costs and expenses       70,751       75,087        4,336         222,218        210,849      (11,369)
                                      --------     --------     --------       ---------      ---------    ---------
Operating income                        9,423        5,636        3,787          27,189         17,061       10,128
Other income (expense):
     Interest expense                  (1,664)        (716)        (948)         (5,224)        (1,627)      (3,597)
     Other, net                           (53)        (140)          87            (392)           (10)        (382)
                                      --------     --------     --------       ---------      ---------    ---------
        Total other expense            (1,717)        (856)        (861)         (5,616)        (1,637)      (3,979)
                                      --------     --------     --------       ---------      ---------    ---------

Income before income taxes              7,706        4,780        2,926          21,573         15,424        6,149
Income taxes                           (3,124)      (2,052)      (1,072)         (8,590)        (6,097)      (2,493)
                                      --------     --------     --------       ---------      ---------    ---------
Net income                              4,582        2,728        1,854          12,983          9,327        3,656
Preferred dividends and
  accretion (1)                             -            -            -              -            (697)         697
                                      --------     --------     --------       ---------      ---------    ---------
Net income applicable to
  common shareholders                 $ 4,582      $  2,728     $ 1,854        $ 12,983        $ 8,630      $ 4,353
                                      ========     =========    ========       =========      =========    =========

Basic and diluted income per share    $  0.07      $   0.04     $  0.03        $   0.20        $  0.14      $  0.06
                                      ========     =========    ========       =========      =========    =========

(1) Pursuant to SFAS 150, beginning in the third quarter of fiscal 2003, on a prospective basis, preferred stock dividends and accretion are included in interest expense. Approximately $0.4 million of dividends and accretion are included in interest expense for the nine months ended October 2, 2004.

                                                             # # #

FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer, or John O. Muse, Executive Vice President of Finance and Administration	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300
OR Jennifer Felber Joele Frank, Wilkinson Brimmer Katcher	Phone: 212-355-4449